UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 29, 2008

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Incremental Senior Secured Term Loan Facility

On October 3, 2008, SunGard Data Systems Inc. (the “Company”) filed a Form 8-K to report, among other things, that on September 29, 2008, the Company entered into a Second Amendment (the “Second Amendment”) by and among the Company, SunGard Holdco LLC (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent and certain lenders (including new incremental term lenders) party thereto, to the Credit Agreement dated as of August 11, 2005 (as amended by the First Amendment, the “Credit Agreement”) among the Company, Solar Capital Corp. (which was merged with and into the Company), SunGard UK Holdings Limited, the other Overseas Borrowers party thereto, Holdings, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Co-Syndication Agents, Barclays Bank Plc and The Royal Bank of Canada, as Co-Documentation Agents, the lenders party thereto and the Administrative Agent. The Second Amendment increased the amount of term loan borrowings by the Company under the Credit Agreement by $500 million. The Credit Agreement contains standard covenants and representations and warranties.

This 8-K/A is being filed to correct a typographical error in the form of Second Amendment filed as an exhibit to the Form 8-K filed on October 3, 2008.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to the Credit Agreement, dated as of September 29, 2008, by and among SunGard Data Systems Inc., SunGard Holdco LLC, JPMorgan Chase Bank, N.A., as administrative agent and certain Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: October 6, 2008	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President - Legal and General
Counsel

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description

10.1	Second Amendment to the Credit Agreement, dated as of September 29, 2008, by and among SunGard Data Systems Inc., SunGard Holdco LLC, JPMorgan Chase Bank, N.A., as administrative agent and certain Lenders party thereto.